UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Landmark at Waverly Place Apartments

On November 18, 2013, Landmark Apartment Trust of America, Inc. (the “Company”), through a wholly-owned subsidiary of Landmark Apartment Trust of America Holdings, LP, its operating partnership (the “Operating Partnership”), acquired a 20% managing membership interest in Landmark at Waverly Place, LLC, which owns as its sole asset a multifamily residential apartment project in Melbourne, Florida, known as Landmark at Waverly Place (the “Waverly Place Property”). The aggregate consideration paid for the 20% membership interest in Landmark at Waverly Place, LLC consisted of the issuance of 149,328 common limited partnership units in the Operating Partnership valued at $8.15 per unit representing aggregate consideration of approximately $1,217,026. The Waverly Place Property is an apartment community located in Melbourne, Florida, comprised of approximately 166,360 rentable square feet containing 208 units. As of November 18, 2013, the Waverly Place Property was 94% occupied.

While the acquisition of the interest in the Waverly Place Property is individually insignificant for purposes of the reporting requirements of Form 8-K, the property is related to the properties described in the Company’s Current Report on Form 8-K filed on October 9, 2013 and the Company’s Current Report on Form 8-K filed on October 22, 2013, and such properties are significant in the aggregate.

The existing mortgage remaining in place after the acquisition of the managing membership interest in Landmark at Waverly Place, LLC had an outstanding balance as of closing of approximately $7,680,000. The mortgage loan is held by Fannie Mae and is serviced by Red Mortgage Capital, LLC. Interest accrues on the loan at a fixed rate equal to 3.98% and the loan matures on March 28, 2019.

The contributor of the property was Elco Landmark at Waverly Place Management, LLC, which is indirectly affiliated with Messrs. Joseph G. Lubeck, Michael Salkind and Edward Kobel, three of the Company’s directors.

In evaluating the acquisition of the property and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 regarding the issuance of common limited partnership units in the Operating Partnership is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that such financial statements, to the extent required, will be filed on or before the date which is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 22, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

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